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                                                                    exhibit 99.3
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Exhibit 99 (3) - Press Release - VA Medical Center in Ann Arbor installs
Nightingale Infrared Tracking System

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                                 NEWS RELEASE

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VA MEDICAL CENTER IN ANN ARBOR INSTALLS NIGHTINGALE - AN IR TRACKING SYSTEM FOR
PATIENT FLOW ANALYSIS AND EQUIPMENT TRACKING

TRAVERSE CITY, Mich., February 5/PRNewswire/--Versus Technology, Inc. (Nasdaq Bulletin Board: VSTI) announced:

The VA Medical Center in Ann Arbor, Michigan has installed the Nightingale infrared (IR) tracking system from Versus Technology, Inc.

"Patient flow, as well as the location and movement of equipment, will be monitored by the system", according to Mr. Chuck Brown, Chief of Information Resources Management for the VA in Ann Arbor. Mr. Brown has taken the initiative to add the very latest in infrared technology to the VA's Ambulatory Care Unit. Mr. Brown was searching for new technology to analyze the efficiencies within the hospital and needed specific data to support positive changes in ambulatory care. Using Versus' Nightingale tracking system, he will be able to look at the unit's floorplan on his computer screen and see where every important piece of equipment is located and at which care center a patient is currently being treated.

For analysis, the tracking system's Report Generation Package will produce all the critical information needed in the form of pie graphs and detailed charts to empower the Medical Center with the tools to increase efficiency and provide better patient care.

Based in Traverse City, Versus Technology is an acknowledged leader in infrared tracking systems and related wireless products. For additional information, please call (616) 946-5868 or FAX (616) 946-6775.


-0- 2/5/97
/CONTACT:  Gary T. Wittbrodt, 616-946-5868, of Versus Technology, Inc./(VSTI)


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